UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 16, 2021

Date of Report (Date of earliest event reported)

INOVALON HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36841	47-1830316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

(301) 809-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000005	INOV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 16, 2021, Inovalon Holdings, Inc. (“Inovalon” or the “Company”) held a special meeting of the stockholders of Inovalon common stock (the “Special Meeting”). Inovalon previously filed with the Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the meeting, which describes in detail the proposals submitted to stockholders at the meeting. As of the close of business on October 21, 2021, the record date for the Special Meeting, 155,248,966 shares of Inovalon common stock were issued and outstanding and entitled to vote at the Special Meeting. 125,888,294 shares of Inovalon common stock were represented in person or by proxy at the Special Meeting and, therefore, a quorum was present. The number of votes cast for or against, as well as abstentions and broker non-votes (if any), with respect to each proposal is set out below:

1.

The proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 19, 2021 (as amended from time to time, the “Merger Agreement”) by and among the Company, Ocala Bidco, Inc., a Delaware corporation (“Parent”), and Ocala Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and to approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”). The Merger Agreement Proposal requires the affirmative vote of: (i) the holders of a majority of the voting power of the Company’s outstanding common stock entitled to vote in accordance with the DGCL, with the holders of the outstanding shares of Class A common stock, par value $0.000005, of the Company (the “Company Class A Common Stock”) entitled to vote in accordance with the DGCL and the holders of the outstanding shares of Class B common stock, par value $0.000005, of the Company (the “Company Class B Common Stock” entitled to vote in accordance with the DGCL and, together with the Company Class A Common Stock, the “Company Common Stock”) voting together as a single class (“Threshold (i)”); (ii) the affirmative vote of holders of a majority of the outstanding shares of Company Class A Common Stock (“Threshold (ii)”); (iii) the affirmative vote of holders of a majority of the outstanding shares of Company Class B Common Stock (“Threshold (iii)”); and (iv) the affirmative vote of Public Stockholders (as defined in the Merger Agreement) holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, with holders of Company Class A Common Stock and Company Class B Common Stock (excluding the Rollover Stockholders and other affiliates of the Company) voting as a single class (“Threshold (iv)”):

	FOR	AGAINST	ABSTAIN
Threshold (i)	827,798,516	650,766	96,993

	FOR	AGAINST	ABSTAIN
Threshold (ii)	47,067,426	650,766	96,993

	FOR	AGAINST	ABSTAIN
Threshold (iii)	780,731,090	0	0

	FOR	AGAINST	ABSTAIN
Threshold (iv)	80,484,004	650,766	96,993

The proposal was approved, having received “FOR” votes from a majority of the outstanding shares of Inovalon common stock entitled to vote on the proposal for each Threshold.

2.

A non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger (the “Golden Parachute Proposal”). Approval of the Golden Parachute Proposal requires the affirmative vote of a majority of the voting power of the Company Class A Common Stock and Company Class B Common Stock, voting together as a single class, present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon, whether or not a quorum is present.

FOR	AGAINST	ABSTAIN
825,089,346	3,308,924	148,005

The proposal was approved, having received “FOR” votes from a majority of the shares of Inovalon common stock entitled to vote on the proposal.

3.

A proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”). Approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the Company Class A Common Stock and Company Class B Common Stock, voting together as a single class, present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon, whether or not a quorum is present.

FOR	AGAINST	ABSTAIN
825,003,558	3,437,312	105,405

The proposal was approved, having received “FOR” votes from a majority of the shares of Inovalon common stock entitled to vote on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2021	INOVALON HOLDINGS, INC.

	By:	/s/ Keith R. Dunleavy, M.D.
	Name:	Keith R. Dunleavy, M.D.
	Title:	Chief Executive Officer and Chairman